UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

MARWYNN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42554	99-1867981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Chrysler Unit C Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

+1 949-706-9966

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MWYN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 5.02 is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation

On September 16, 2025, the Board of Directors (the “Board”) of Marwynn Holdings, Inc. (the “Company”) received the resignation of Ms. Zhifen Zhou from her positions as the Chief Financial Officer, director, and member of the Nominating and Corporate Governance Committee, effective as of the same date.

Ms. Zhou’s resignation is for personal reasons and not due to any disagreement with the Company’s management team or the Company’s Board on any matter relating to the operations, policies or practices of the Company or any issues regarding the Company’s accounting policies or practices.

Appointment

As a result of Ms. Zhou’s departure, on September 18, 2025, the Board appointed Ms. Shengnan Xu to serve as Chief Financial Officer, director, and member of the Nominating and Corporate Governance Committee, effective immediately. Ms. Shengnan Xu will be entitled to an annual compensation of $36,000.

Below is the summary of Ms. Xu’s business experience:

Shengnan Xu, age 37. Ms. Xu has over a decade of experience in financial management, corporate strategy, and cross-border trading. She has served as a director and Vice President of Finance at Harbin Langhesheng Trading Co., Ltd., a wholesale trading company, from 2022, where she has helped lead initiatives in supply chain optimization and international market expansion. Prior to that, from 2012 to 2022, she served as General Manager and Controller at Harbin Mingde Investment Co., Ltd., where she oversaw economic consulting and corporate advisory services, as well as financial operations and internal controls. Her leadership spanned operational finance, business planning, and strategic consulting for regional enterprises. Ms. Xu holds a bachelor’s degree in Arts and Finance from Heilongjiang International University. Her background in financial oversight and strategic execution supports her ability to contribute meaningfully to the Company’s board oversight and business planning.

The Company will execute a standard form of indemnification agreement (“Indemnification Agreement”) with Ms. Xu. Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, the Company agreed to indemnify Ms. Xu against any and all expenses incurred in connection with his service as officer, director and/or agent, or is or was serving at Company’s request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if Ms. Xu acts in good faith and in a manner he reasonably believes to be in or not opposed to Company’s best interest, and in the case of a criminal proceeding, has no reasonable cause to believe that his conduct was unlawful.

Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which Ms. Xu was appointed as Chief Financial Officer or director of the Company. There are also no family relationships between Ms. Xu and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, Ms. Xu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Indemnification Agreement (Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K, filed with the SEC on August 8, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARWYNN HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Yin Yan
Yin Yan,
Chief Executive Officer

Dated: September 22, 2025

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